Exhibit 99.1

PRESS RELEASE

AmerisourceBergen Corporation 1 West First Avenue Conshohocken, PA 19428

AMERISOURCEBERGEN COMPLETES ACQUISITION OF ALLIANCE HEALTHCARE BUSINESSES

Acquisition Advances Role as a Key Pillar of Pharmaceutical Innovation and Access

Adjusted Diluted EPS Guidance Range Raised to $8.90 to $9.10 for Fiscal 2021

CONSHOHOCKEN, PA, JUNE 2, 2021 — AmerisourceBergen Corporation (NYSE: ABC) today announced the completion of its acquisition of the majority of Walgreens Boots Alliance’s Alliance Healthcare businesses for $6.275 billion in cash, subject to a customary working capital and net debt adjustment, and 2 million shares of AmerisourceBergen common stock.

“We are excited to complete the acquisition and extend a warm welcome to the talented team at Alliance Healthcare,” said Steven H. Collis, Chairman, President and Chief Executive Officer of AmerisourceBergen. “The acquisition of Alliance Healthcare expands our reach and solutions in pharmaceutical distribution and adds to AmerisourceBergen’s breadth and depth of global manufacturer services. With Alliance Healthcare, we will advance our ability to provide innovative and global healthcare solutions and further our purpose of being united in our responsibility to create healthier futures.”

“This transaction provides great benefit for both companies and is a logical step following the continued success of our long-term strategic relationship,” said Ornella Barra, Chief Operating Officer, International, Walgreens Boots Alliance, Inc. “The Alliance Healthcare teams are joining a global pharmaceutical distribution leader and trusted partner in AmerisourceBergen, and we look forward to continuing to work together as strategic partners.”

AmerisourceBergen and Walgreeens Boots Alliance will also execute on the expansion and extension of commercial agreements in order to drive incremental growth and synergies.

Fiscal Year 2021 Expectations

The Company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available or cannot be reasonably estimated.

Fiscal Year 2021 Expectations on an Adjusted (non-GAAP) Basis

AmerisourceBergen has updated its fiscal year 2021 financial guidance to reflect the expected contribution from the closing of the Alliance Healthcare acquisition and the weighted average share count impact of the 2 million shares of AmerisourceBergen common stock that the Company delivered at closing of the transaction. The Company now expects:

●	Revenue of at least $210 billion, up from revenue growth in the high-single digit percent range; and
●	Adjusted diluted earnings per share (EPS) to be in the range of $8.90 to $9.10, raised from the previous range of $8.45 to $8.60.

Additional expectations now include:

●	Weighted average shares of at least 208 million, raised from the previous expectation of between 207 million and 208 million for the fiscal year.

The Company continues to have strong performance across its businesses and expects to update the rest of its previously announced fiscal 2021 financial guidance when it reports results for the third quarter of fiscal 2021. Alliance Healthcare’s results will be reported in Other for the remainder of fiscal year 2021.

Please refer to the Supplemental Information Regarding Non-GAAP Financial Measures below.

About AmerisourceBergen

AmerisourceBergen fosters a positive impact on the health of people and communities around the world by advancing the development and delivery of pharmaceuticals and healthcare products. As a leading global healthcare company, with a foundation in pharmaceutical distribution and solutions for manufacturers, pharmacies and providers, we create unparalleled access, efficiency and reliability for human and animal health. Our 41,000 global team members power our purpose: We are united in our responsibility to create healthier futures. AmerisourceBergen is ranked #10 on the Fortune 500 with more than $200 billion in annual revenue. Learn more at investor.amerisourcebergen.com.

Supplemental Information Regarding Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses adjusted diluted EPS. Adjusted diluted EPS should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. Adjusted diluted EPS may vary from, and may not be comparable to, similarly titled measures by other companies.

Adjusted diluted EPS is presented because management uses this non-GAAP financial measure to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of this non-GAAP financial measure provides useful supplementary information to, and facilitates additional analysis by, investors.

The non-GAAP fiscal year 2021 guidance for adjusted diluted EPS excludes significant items that are outside the control of the Company or inherently unusual, non-operating, unpredictable, non-recurring or non-cash in nature. The Company does not provide forward looking guidance on a GAAP basis for such metric because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

For fiscal year 2021, adjusted diluted EPS excludes the per share impact of certain adjustments including gain from antitrust litigation settlements; LIFO expense (credit); acquisition-related intangibles amortization; and employee severance, litigation, and other; in each case net of the tax effect calculated using the applicable effective tax rate for those items. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Such forward-looking statements may include, without limitation, statements about the Alliance Healthcare acquisition, the benefits of the Alliance Healthcare acquisition, future opportunities for AmerisourceBergen and any other statements regarding AmerisourceBergen’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation; competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid; increasing governmental regulations regarding the pharmaceutical supply channel; declining reimbursement rates for pharmaceuticals; continued federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; continued prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, including due to failure to achieve a global resolution of the multi-district opioid litigation and other related state court litigation, and any related disputes, including shareholder derivative lawsuits; increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs; failure to comply with the Corporate Integrity Agreement; material adverse resolution of pending legal proceedings; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; changes to customer or supplier payment terms, including as a result of the COVID-19 impact on such payment terms; the integration of the Alliance Healthcare businesses into the Company being more difficult, time consuming or costly than expected; the Company’s or Alliance Healthcare’s failure to achieve expected or targeted future financial and operating performance and results; the effects of disruption from the acquisition and related strategic transactions on the respective businesses of the Company and Alliance Healthcare and the fact that the acquisition and related strategic transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the acquisition of businesses, including the Alliance Healthcare businesses and related strategic transactions, that do not perform as expected, or that are difficult to integrate or control, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and the Company, including with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws, economic sanctions and import laws and regulations; financial market volatility and disruption; changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer, including as a result of COVID-19; the loss, bankruptcy or insolvency of a major supplier, including as a result of COVID-19; financial and other impacts of COVID-19 on our operations or business continuity; changes to the customer or supplier mix; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; natural disasters or other unexpected events, such as additional pandemics, that affect the Company’s operations; the impairment of goodwill or other intangible assets (including any additional impairments with respect to foreign operations), resulting in a charge to earnings; the Company’s ability to manage and complete divestitures; the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices; interest rate and foreign currency exchange rate fluctuations; declining economic conditions in the United States and abroad; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors), in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Contact:	Bennett S. Murphy
Senior Vice President, Investor Relations
610-727-3693
bmurphy@amerisourcebergen.com

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